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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statement of SYNAVANT Inc. on Form S-8 (File No. 333-46040) of our report dated May 31, 2002 relating to the financial statements of SYNAVANT Inc. 401(k) Retirement Savings Plan which appears in this annual report on Form 11-K.

/s/ PRICEWATERHOUSECOOPERS PricewaterhouseCoopers June 27, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statement of SYNAVANT Inc. on Form S-8 (File No. 333-46040) of our report dated June 19, 2001 relating to the financial statements of SYNAVANT Inc. 401(k) Retirement Savings Plan which appears in this annual report on Form 11-K.

/s/ GIFFORD, HILLEGASS & INGWERSEN, P.C. GIFFORD, HILLEGASS & INGWERSEN, P.C. June 27, 2002

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS